AMENDMENT NO. 18
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Class R Shares)
     The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective July 31, 2013, as follows:
     WHEREAS, the parties desire to amend the Plan to change the name of Invesco U.S. Quantitative Core Fund to Invesco Low Volatility Equity Yield Fund and Invesco Global Quantitative Core Fund to Invesco Global Low Volatility Equity Yield Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(CLASS R SHARES)
(DISTRIBUTION AND SERVICE FEES)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

	Minimum
	Asset
	Based	Maximum	Maximum
AIM COUNSELOR SERIES TRUST	Sales	Service	Aggregate
(INVESCO COUNSELOR SERIES TRUST)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco Core Plus Bond Fund	0.25%	0.25%	0.50%
Invesco Floating Rate Fund	0.25%	0.25%	0.50%
Invesco Low Volatility Equity Yield Fund	0.25%	0.25%	0.50%
Invesco American Franchise Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM EQUITY FUNDS	Sales	Service	Aggregate
(INVESCO EQUITY FUNDS)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco Charter Fund	0.25%	0.25%	0.50%
Invesco Constellation Fund	0.25%	0.25%	0.50%
Invesco Diversified Dividend Fund	0.25%	0.25%	0.50%

	Based	Maximum	Maximum
AIM FUNDS GROUP	Sales	Service	Aggregate
(INVESCO FUNDS GROUP)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco Global Core Equity Fund	0.25%	0.25%	0.50%
Invesco Small Cap Equity Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM GROWTH SERIES	Sales	Service	Aggregate
(INVESCO GROWTH SERIES)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco Balanced-Risk Retirement Now Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2020 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2030 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2040 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2050 Fund	0.25%	0.25%	0.50%
Invesco Global Low Volatility Equity Yield Fund	0.25%	0.25%	0.50%
Invesco Growth Allocation Fund	0.25%	0.25%	0.50%
Invesco Income Allocation Fund	0.25%	0.25%	0.50%
Invesco International Allocation Fund	0.25%	0.25%	0.50%
Invesco Mid Cap Core Equity Fund	0.25%	0.25%	0.50%
Invesco Moderate Allocation Fund	0.25%	0.25%	0.50%
Invesco Conservative Allocation Fund	0.25%	0.25%	0.50%
Invesco Small Cap Growth Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM INTERNATIONAL MUTUAL FUNDS	Sales	Service	Aggregate
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco European Growth Fund	0.25%	0.25%	0.50%
Invesco International Core Equity Fund	0.25%	0.25%	0.50%
Invesco Global Opportunities Fund	0.25%	0.25%	0.50%
Invesco Select Opportunities Fund	0.25%	0.25%	0.50%
Invesco International Growth Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM INVESTMENT FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENT FUNDS)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco Balanced-Risk Allocation Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Commodity Strategy Fund	0.25%	0.25%	0.50%
Invesco Emerging Market Local Currency Debt Fund	0.25%	0.25%	0.50%
Invesco Emerging Markets Equity Fund	0.25%	0.25%	0.50%
Invesco Endeavor Fund	0.25%	0.25%	0.50%
Invesco Premium Income Fund	0.25%	0.25%	0.50%
Invesco Select Companies Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM INVESTMENT SECURITIES FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENT SECURITIES FUNDS)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco Dynamics Fund	0.25%	0.25%	0.50%
Invesco Global Real Estate Fund	0.25%	0.25%	0.50%
Invesco Money Market Fund	0.15%	0.25%	0.40%
Invesco Real Estate Fund	0.25%	0.25%	0.50%
Invesco Short Term Bond Fund	0.25%	0.25%	0.50%
Invesco U.S. Government Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM SECTOR FUNDS	Sales	Service	Aggregate
(INVESCO SECTOR FUNDS)	Charge	Fee	Fee
Portfolio — Class R Shares

Invesco Leisure Fund	0.25%	0.25%	0.50%
Invesco Value Opportunities Fund	0.25%	0.25%	0.50%”
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: July 31, 2013

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